Exhibit 10.1

Execution Version

PARENT GUARANTY

Guaranty, dated as of July 20, 2014 (this “Guaranty”), by Compressco Partners, L.P., a Delaware limited partnership (“Guarantor”), in favor of Warren Equipment Company, a Delaware corporation (“Shareholder”).

1. GUARANTY. To induce Shareholder to enter into the Stock Purchase Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used herein but not defined shall have the meanings given thereto in the Purchase Agreement), by and among Shareholder and Compressco Partners Sub, Inc., a Delaware corporation (the “Purchaser”), pursuant to which, subject to the terms and conditions set forth therein, Purchaser will acquire the Shares, Guarantor, the sole shareholder of Purchaser, hereby absolutely, unconditionally and irrevocably guarantees to Shareholder, the due and punctual payment, observance, performance and discharge of the Purchaser’s obligations in accordance with the terms of the Purchase Agreement (the “Obligation”). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transaction contemplated by the Purchase Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

2. NATURE OF GUARANTY. Shareholder shall not be obligated to file any claim relating to the Obligation if Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Shareholder to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment to Shareholder in respect of the Obligation is rescinded or is otherwise returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to the Obligation as if such payment had not been made. The Obligation shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Purchaser or Guarantor, on the one hand, and Shareholder, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty is an unconditional guarantee of payment and not of collection.

3. CHANGES IN THE OBLIGATION, CERTAIN WAIVERS. Guarantor agrees that Shareholder may at any time and from time to time, without notice to or further consent of Guarantor, make any agreement with Purchaser for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Shareholder and Purchaser without in any way impairing or affecting the Obligation under this Guaranty or affecting the validity or enforceability of this Guaranty. Guarantor agrees that the Obligation shall not be released or discharged, in whole or in part, or otherwise impaired or affected by (a) the failure or delay of Shareholder to assert any claim or demand or to enforce any right or remedy against Purchaser or any other Person interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment of the Obligation, (c) the existence of any claim, setoff or other right, which Guarantor may have at any time against Purchaser or Shareholder, whether in connection with the Obligation or otherwise, (d) any change in the applicable Law of any jurisdiction, (e) any insolvency, bankruptcy, reorganization, dissolution, liquidation, sale or transfer of assets, merger, consolidation, changed form or structure or other similar proceeding affecting Purchaser or Guarantor; (f) any amendment or modification of the Purchase Agreement (other than a termination of the Purchase Agreement under Section 9.1 of the Purchase Agreement); (g) any other act or omission that may or might in any manner or to any extent increase or otherwise vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor as a matter of law or equity; or (h) any lack or limitation of status or of power of Guarantor or Shareholder in respect of all or any part of the Obligation. Guarantor hereby irrevocably and expressly waives promptness, diligence, notice of the acceptance of this Guaranty and the Obligation and of presentment, demand for payment, notice of non-performance, default, dishonor and protest and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, and all suretyship defenses generally (other than defenses to the payment of the Obligation that are available under the Purchase Agreement); provided that Guarantor is not waiving any rights or defenses to the extent otherwise expressly provided herein. Shareholder agrees that any payment made by Purchaser to Shareholder in accordance with the Purchase Agreement shall reduce the amount of the Obligation under this Guaranty accordingly, subject to the provisions of Section 2 hereof.

Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Purchaser or any other Person interested in the transactions contemplated by the Purchase Agreement that arise from the existence, payment, performance, or enforcement of Guarantor’s obligation under or in respect of this Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Shareholder against Purchaser or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Purchaser or such other Person, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligation and all other amounts payable under this Guaranty shall have been previously paid in full in cash. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time before the payment in full in cash of the Obligation, such amount shall be received and held in trust for the benefit of Shareholder, shall be segregated from other property and funds of Guarantor and shall forthwith be paid or delivered to the Purchaser for payment to Shareholder in accordance with Section 3.1, Section 3.3 and Section 3.4 of the Purchase Agreement.

4. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Shareholder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Shareholder of any right, remedy or power hereunder or under the Purchase Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to Shareholder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Shareholder at any time or from time to time. Shareholder shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of Shareholder’s rights against Purchaser before proceeding against Guarantor hereunder. The failure by Shareholder to pursue rights or remedies against Purchaser or any other Person shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of applicable Law, of Shareholder.

5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that:

(a) Guarantor is a duly formed and validly existing limited partnership in good standing under the laws of the State of Delaware;

(b) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s certificate of limited partnership, partnership agreement, operating agreement or similar organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Guarantor or its assets;

(c) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority or other Person necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required in connection with the execution, delivery or performance of this Guaranty;

(d) this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(e) Pursuant to the Debt Commitment Letter, Guarantor has access to, and, when due under this Guaranty, will have, sufficient cash to pay the Purchase Price on the terms and conditions contemplated by the Purchase Agreement and the obligations under this Guaranty.

6. NO ASSIGNMENT. Neither Guarantor nor Shareholder may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of Shareholder (in the case of an assignment by Guarantor) or Guarantor (in the case of an assignment by Shareholder). Any attempted assignment in violation of this Section 6 shall be null and void.

7. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Guaranty shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by electronic transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered as set forth below:

(a)	if to Shareholder, to it at:

Warren Equipment Company

10325 Younger Road

Midland, TX 79706

Attn: Steven C. Lindgren, Vice President and General Counsel

Email: steve.lindgren@warren-equipment.com

with copies (which shall not constitute notice) to:

Strasburger & Price, LLP

2 Houston Center

909 Fannin Street, Suite 2300

Houston, TX 77010-1036

Attn: W. Garney Griggs

Email: Garney.Griggs@Strasburger.com

(b)	if to Guarantor, to it at:

Compressco Partners, L.P.

101 Park Avenue, Suite 1200

Oklahoma City, OK 73102

Attn: Ronald J. Foster, President

Email: Ron@Compressco.com

with copies (which shall not constitute notice) to:

TETRA Technologies, Inc.

24955 Interstate 45 North

The Woodlands, TX 77380

Attn: Bass C. Wallace, Senior Vice President and General Counsel

Email: bwallace@tetratec.com

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Attn: David C. Buck

Email: davidbuck@andrewskurth.com

or to such other Person or address as a party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date of personal receipt or proven delivery.

8. CONTINUING GUARANTY. Unless terminated pursuant to this Section 8, this Guaranty shall remain in full force and effect and shall be binding on Guarantor, its successors and assigns until the Obligation is satisfied in full. This Guaranty shall terminate, other than Section 7 and Sections 9 through 16, all of which shall survive the termination of this Guaranty, and Guarantor shall have no further obligations under this Guaranty, as of the earlier of (a) the satisfaction in full of the Obligation and (b) the termination of the Purchase Agreement in accordance with its terms, provided that the Purchaser has no further Obligations to Shareholder under the Purchase Agreement.

9. NO RECOURSE. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that Guarantor is a limited partnership, Shareholder, by its acceptance of the benefits hereof covenants, agrees and acknowledges that no Person other than Guarantor shall have any obligation hereunder and that it has no rights of recovery under this Guaranty against, and no recourse hereunder shall be had against, and no personal liability shall attach in connection with this Guaranty to, any former, current or future director, officer, agent, Affiliate (other than Guarantor or Purchaser), manager, assignee or employee of Guarantor or Purchaser (or of any of their successors or permitted assignees) or any former, current or future director, officer, agent, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including Guarantor or Purchaser (collectively, but excluding for the avoidance of doubt, Guarantor and Purchaser, the “Guarantor/Purchaser Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of Purchaser against Guarantor/Purchaser Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding by virtue of any statute, regulation or other applicable law, or otherwise.

Shareholder agrees that neither it nor any of its Affiliates have any right of recovery against Guarantor or its general partner or any of its or their respective stockholders, partners, members, directors, officers or agents in respect of any claims arising from the Purchase Agreement and the transactions contemplated thereby, through Purchaser or otherwise, whether by piercing of the corporate veil, by a claim on behalf of Purchaser against Guarantor or Purchaser’s stockholders or Affiliates, or otherwise, except for claims by Shareholder against Guarantor with respect to the Obligation under this Guaranty (“Retained Guaranty Claims”). Recourse against Guarantor with respect to the

Retained Guaranty Claims shall be the sole and exclusive remedy of Shareholder and its respective Affiliates against Guarantor and any Guarantor/Purchaser Affiliates (other than Purchaser) in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Guarantor/Purchaser Affiliate, as such, for any obligations of Guarantor under this Guaranty or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

Notwithstanding anything else in this Section 9 to the contrary, in the event Guarantor (a) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (b) transfers or conveys all or a substantial portion of its properties and other assets to any Person, then, and in each such case, the Shareholder may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable Law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be. As used herein, unless otherwise specified, the term “Guarantor” includes the Guarantor’s Successor Entity.

Shareholder hereby covenants and agrees that it shall not institute, and it shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against Guarantor or any of Guarantor/Purchaser Affiliates except for (i) the Retained Guaranty Claims brought by Shareholder against Guarantor under this Guaranty and (ii) the claims against the parties to the Confidentiality Agreement by Shareholder in respect of the terms and conditions therein. Nothing set forth in this Guaranty shall affect or be construed to affect or be construed to confer or give any Person other than Shareholder (including any Person acting in a representative capacity) any rights or remedies against any Person other than Guarantor as set forth herein.

Notwithstanding the provisions of this Section 9, Shareholder shall have full recourse against any Guarantor/Purchaser Affiliate insofar as Shareholder has a claim against any Guarantor/Purchaser Affiliate arising as a result of any payment by Purchaser in respect of the Obligation being held to constitute a fraudulent conveyance or fraudulent transfer (or similar principle), whether in law or in equity, or other fraudulent transaction.

Notwithstanding anything else contained in this Guaranty, if any payment by Purchaser in respect of the Obligation is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason, Shareholder is required to refund such payment or pay the amount thereof to any other creditor of Purchaser or Guarantor, such payment by Purchaser to Shareholder shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge of this Guaranty), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Shareholder or paid by Shareholder to another Person, which amounts shall constitute part of the Obligation). It is the intent of Guarantor and Shareholder that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that, until the Obligation is paid in full or this Guaranty is otherwise terminated pursuant to Section 8, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

10. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings and agreements, whether written or oral, among Purchaser and Guarantor or any of their Affiliates, on the one hand, and Shareholder and any of its Affiliates, on the other hand, except for the Purchase Agreement and the other agreements related thereto and entered into on the date hereof.

11. GOVERNING LAW.

(a) This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Texas without reference to its choice of law rules.

(b) All actions arising out of or relating to this Guaranty shall be heard and determined exclusively in the state or federal courts located in the County of Midland, State of Texas. Each of the parties hereto (i) consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding in the event any dispute arises out of this Guaranty or any of the transactions contemplated by this Guaranty, (ii) waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum and (iii) waives any objection to service of process effected in accordance with Section 11.1 of the Purchase Agreement or any means allowable under Texas law or procedure.

(c) THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.

12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by Guarantor and Shareholder or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.

13. NO THIRD PARTY BENEFICIARIES. Except for the rights of Guarantor/Purchaser Affiliates provided under Section 9 (which such Persons shall be express third party beneficiaries of), the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Guaranty, and this Guaranty is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14. SEVERABILITY. Any term or provision of this Guaranty found to be invalid, illegal or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability and shall not affect any other term or provision of this Guaranty or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. INTERPRETATION. All parties acknowledge that each party and its counsel have reviewed this Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty.

16. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

COMPRESSCO PARTNERS, L.P.

By:	Compressco Partners GP Inc.,
its general partner

By:	/s/ Ronald J. Foster
Name:	Ronald J. Foster
Title:	President

[Signature Page to Guaranty]

Accepted and Agreed to:

WARREN EQUIPMENT COMPANY

By:	/s/ Richard D. Folger
Name:	Richard D. Folger
Title:	President

[Signature Page to Guaranty]